U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

Date of Report (Date of earliest event reported): December 30, 2008.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8733 Siegen Lane, Suite 309, Baton Rouge, Louisiana 70810
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (225) 341-4004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Diamond I, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Option Agreement

On December 30, 2008, we entered into an option agreement with ubroadcast, Inc. (“UBI”), whereby we acquired the right to acquire, by merger, UBI. This option had an expiration date of January 15, 2008, and we exercised this option on January 9, 2009. We issued 200,000,000 shares of our common stock to UBI in consideration of the option.

Plan and Agreement of Merger

On January 9, 2009, we executed a plan and agreement of merger to acquire UBI. Under the plan of merger, there are the following conditions to closing: (1) UBI must deliver an appropriate audit of its financial statements for 2006, 2007 and 2008; (2) our company must effectuate a one-for-thirty-two reverse split of our outstanding common stock, which will result in there being 21,500,522 shares outstanding immediately after such reverse split; (3) our company must change its corporate name from its current name to “ubroadcast, inc.”; (4) our company must pay all accrued and unpaid salary of our president, David Loflin, by issuing, after the reverse split described in the foregoing clause, 5,000,000 shares of our common stock; and (5) our company must divest itself of our ownership of U.S. BioFuels Exchange, LLC, AirRover Networks, Inc., Diamond I Technologies, Inc., and (iii) Touchdev, Limited. We are attempting to complete the acquisition of UBI by the end of January 2009. We see no impediment to closing this transaction.

Redemption Agreement

In contemplation of our transaction with UBI, we entered into a redemption agreement with U.S. BioFuels Exchange, LLC (“USBX”), formerly a 60% owned subsidiary. Pursuant to the redemption agreement, we redeemed membership interests in USBX, such that our current ownership in USBX is 14%. In consideration of such redemption, USBX distributed $30,000 in cash to us.

Item 3.02. Unregistered Sales of Equity Securities.

In December 2008, we issued shares of common stock, as follows:
1.	(a)	Securities Sold. 200,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to ubroadcast, Inc.
(c)	Consideration. Such shares of common stock were issued in payment of an option to acquire ubroadcast, Inc.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

2.	(a)	Securities Sold. 20,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to Newlan & Newlan, Attorneys at Law.
(c)	Consideration. Such shares of common stock were issued in payment of legal services rendered pursuant to a letter agreement and were valued at $7,000.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

3.	(a)	Securities Sold. 4,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to Gregory A. Bonner (2,000,000 shares) and Ira R. Witkin (2,000,000 shares).
(c)	Consideration. Such shares of common stock were issued as bonuses in consideration of services rendered and were valued at $5,200, in the aggregate.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of

                     Certain Officers; Compensatory Arrangements of Certain Officers

              Effective December 31, 2008, Thomas J. Gray, one of our directors, resigned as a director of our company. In his letter of resignation, Mr. Gray did not address any matter concerning the circumstances relating to his resignation.

Item 8.01 Other Events.

Debt Forgiveness

Effective December 31, 2008, the third party to which we owed $127,500 in dividends payable forgave payment of all of such unpaid dividends. This forgiveness of indebtedness will be reflected in our 2008 financial statements.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1	Plan and Agreement of Reorganization among Diamond I, Inc., UB Acquisition Corp. and ubroadcast, Inc.
10.1	Option Agreement between Diamond I, Inc. and ubroadcast, Inc.
10.2	Membership Interest Redemption Agreement between Diamond I, Inc. and U.S. BioFuels Exchange, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: January 12, 2008.                                  DIAMOND I, INC.

                                                                                      By: /s/ DAVID LOFLIN

                                                                                                    David Loflin

                                                                                                    President